EXHIBIT 99.2
PRIME GROUP REALTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

PRIME GROUP REALTY TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed consolidated financial statements reflect the financial position and results of operations of the Company after giving effect to the transaction described in Item 2.01 of this filing.
These unaudited pro forma statements have been prepared by the Company based upon transactions identified in the related footnotes. The pro forma adjustments presented herein are shown for comparative purposes only, and the Company’s financial statements will reflect the transaction described in Item 2.01 on the transaction effective date of May 17, 2010. The unaudited pro forma statements are based on the previously reported historical financial statements of the Company and should be read in conjunction with those financial statements and the related footnotes included in the Company’s Form 10-Q for the quarterly period ended March 31, 2010 and Form 10-K for the year ended December 31, 2009.
The unaudited pro forma condensed consolidated balance sheet assumes the transaction took place on March 31, 2010. The unaudited pro forma condensed consolidated statements of operations assumes the transaction took place on January 1, 2009.

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2010
(Dollars in thousands)

		Pro Forma	Pro
	Historical (1)	Adjustments (2)	Forma
Assets
Real estate:
Land	$58,864	$—	$58,864
Building and improvements	209,188	—	209,188
Tenant improvements	32,319	—	32,319
Furniture, fixtures and equipment	858	—	858

	301,229	—	301,229
Accumulated depreciation	(55,056)	—	(55,056)

	246,173	—	246,173
In-place lease value, net	1,819	—	1,819
Above-market lease value, net	453	—	453

	248,445	—	248,445

Property held for sale, net	70,951	(70,951)	—

Cash and cash equivalents	11,440	12,363 (3)	28,803
Receivables, net of allowance for doubtful accounts of $1,501:
Tenant	359	—	359
Deferred rent	10,408	—	10,408
Other	539	—	539
Restricted cash escrows	25,067	—	25,067
Deferred costs, net	12,075	—	12,075
Other	427	—	427

Total assets	$379,711	$(58,588)	$321,123

Liabilities and Equity (Deficit)

Mortgage and notes payable	$279,830	$—	$276,830
Mortgage note payable — property held for sale	60,862	(60,862)	—
Property held for sale	7,485	(7,485)	—
Accrued interest payable	4,128	—	4,128
Accrued real estate taxes	8,308	—	8,308
Accrued tenant improvement allowances	494	—	494
Accrued environmental remediation liabilities	9,898	—	9,898
Accounts payable and accrued expenses	4,182	—	4,182
Liabilities for leases assumed	1,961	—	1,961
Below-market lease value, net	2,563	—	2,563
Other	4,722	—	4,722

Total liabilities	381,433	(68,347)	313,086

Commitments and contingencies

Shareholders’ (deficit) equity:
Preferred Shares, $0.01 par value; 30,000,000 shares authorized:
Series B — Cumulative Redeemable Preferred Shares, 4,000,000 shares designated, issued and outstanding	40	—	40
Common Shares, $0.01 par value; 100,000,000 shares authorized; 236,483 shares issued and outstanding	2	—	2
Additional paid-in capital	243,688	—	243,688
Retained deficit	(157,939)	—	(157,939)

Total equity — Prime Group Realty Trust	85,791	—	85,791
Noncontrolling interest	(87,513)	9,759	(77,754)

Total (deficit) equity	(1,722)	9,759	8,037

Total liabilities and (deficit) equity	$379,711	$(58,588)	$321,123

See accompanying notes.

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2010
(Dollars in Thousands, except shares and per share amounts)

		Pro Forma	Pro
Revenue:	Historical (1)	Adjustments(2)	Forma
Rental	$7,392	$—	$7,392
Tenant reimbursements	4,602	—	4,602
Other property revenues	960	—	960
Services Company revenue	136	—	136

Total revenue	13,090	—	13,090

Expenses:
Property operations	4,483	—	4,483
Real estate taxes	2,453	—	2,453
Depreciation and amortization	4,160	—	4,160
General and administrative	1,291	—	1,291
Services Company operations	135	—	135

Total expenses	12,522	—	12,522

Operating income	568	—	568
Interest and other income	415	—	415
Income from investments in unconsolidated joint venture	36	—	36
Interest:
Expense	(5,922)	—	(5,922)
Amortization of deferred financing costs	(287)	—	(287)

Loss from continuing operations	(5,190)	—	(5,190)
Discontinued operations	(262)	363	101

Net loss	(5,452)	363	(5,089)
Net loss attributable to noncontrolling interest	5,404	(360)	5,044

Net loss attributable to Prime Group Realty Trust	(48)	3	(45)
Net income allocated to preferred shareholders, net of noncontrolling interest of $2,230	(20)	—	(20)

Net loss available to common shareholders	$(68)	$3	$(65)

Basic and diluted loss attributable to common shareholders per common share:
Loss from continuing operations	$(0.28)	$—	$(0.28)
Discontinued operations	(0.01)	0.02	0.01

Net loss attributable to common shareholders per common share-basic and diluted	$(0.29)	$0.02	$(0.27)

Prime Group Realty Trust
Unaudited Pro Forma Condensed Consolidated Statement of Operations
Year ended December 31, 2009
(Dollars in Thousands, except shares and per share amounts)

		Pro Forma	Pro
	Historical (1)	Adjustments(2)	Forma
Revenue:
Rental	$41,793	$(9,350)	$32,443
Tenant reimbursements	30,588	(8,412)	22,176
Other property revenues	4,553	(28)	4,525
Services Company revenue	981	—	981

Total revenue	77,915	(17,790)	60,125

Expenses:
Property operations	26,020	(5,377)	20,643
Real estate taxes	15,504	(4,129)	11,375
Depreciation and amortization	27,619	(8,481)	19,138
General and administrative	6,211	—	6,211
Services Company operations	1,063	—	1,063
Provision for asset impairment	63,013	—	63,013
Loss on tax indemnification	1,799	—	1,799

Total expenses	141,229	(17,987)	123,242

Operating loss	(63,314)	197	(63,117)
Interest and other income	4,948	(7)	4,941
Income from investments in unconsolidated joint ventures	84	—	84
Interest:
Expense	(25,790)	3,504	(22,286)
Amortization of deferred financing costs	(4,244)	2	(4,242)
Gain on sales of real estate	—	8,494	8,494

Loss from continuing operations	(88,316)	12,190	(76,126)
Discontinued operations	36	—	36

Net loss	(88,280)	12,190	(76,090)
Net loss attributable to noncontrolling interest	79,879	(12,082)	67,797

Net loss attributable to Prime Group Realty Trust	(8,401)	108	(8,293)
Net income allocated to preferred shareholders, net of noncontrolling interest of $8,920	80	—	(80)

Net loss available to common shareholders	$(8,481)	$108	$(8,373)

Basic and diluted loss attributable to common shareholders per common share:
Loss from continuing operations	$(35.86)	$0.46	$(35.40)
Discontinued operations	—	—	—

Net loss attributable to common shareholders per common share-basic and diluted	$(35.86)	$0.46	$(35.40)

Prime Group Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2010
(1)	Represents the Company’s historical consolidated balance sheet as of March 31, 2010.

(2)	Reflects the elimination of the Company’s historical amounts related to 180 N. LaSalle Street.

(3)	Represents the net proceeds received from the sale of 180 N. LaSalle Street.

Prime Group Realty Trust
Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
Three Months Ended March 31, 2010 and Year Ended December 31, 2009
(1)	Represents the Company’s historical consolidated statements of operations.

(2)	Reflects the elimination of the Company’s historical ownership amounts related to 180 N. LaSalle Street.